Exhibit 99.1
Reporting Person: Travis Boersma
Numbers presented in rows 5 through 9 consist of (i)(x) 454,849 Class A common units (“Class A Common Units”) of Dutch Mafia, LLC, a Delaware limited liability company and the operating company of the Issuer (“Dutch Mafia”) (paired with an equal number of shares of Class B common stock of the Issuer (“Class B Common Stock,” and such Class A Common Units paired with shares of Class B Common Stock, “Paired Units”)), which are convertible into shares of Class A common stock of the Issuer (“Class A Common Stock”) upon the corresponding surrender and cancellation of an equal number of shares of Class B Common Stock, held by DMI Holdco, LLC, a Delaware limited liability company (“DMI Holdco”), and (y) 258,241 Class A Common Units (such Class A Units were previously paired with an equal number of shares of Class B Common Stock, which were transferred and surrendered to the Issuer for no consideration pursuant to that certain Share Surrender Agreement, dated May 16, 2024 (such Class A Common Units that are not paired with shares of Class B Common Stock, “Decoupled Units”)), which are convertible into shares of Class A Common Stock, held by DMI Holdco; (ii)(x) 4,514,630 shares of Class A Common Stock held by DM Trust Aggregator, LLC, a Delaware limited liability company (“DM Trust Aggregator”), (y) 20,579,218 Paired Units, which are convertible into shares of Class A Common Stock upon the corresponding surrender and cancellation of an equal number of shares of Class B Common Stock, held by DM Trust Aggregator, and (z) 2,091,542 Decoupled Units, which are convertible into shares of Class A Common Stock, held by DM Trust Aggregator; and (iii)(x) 2,410,800 shares of Class A Common Stock held by DM Individual Aggregator, LLC, a Delaware limited liability company (“DM Individual Aggregator”), (y) 14,143,857 Paired Units, which are convertible into shares of Class A Common Stock upon the corresponding surrender and cancellation of an equal number of shares of Class B Common Stock, held by DM Individual Aggregator, and (z) 727,759 Decoupled Units, which are convertible into shares of Class A Common Stock, held by DM Individual Aggregator, for which Travis Boersma is deemed to have the power to direct the disposition and vote of the shares.

The percentage presented in row 11 is calculated based on 137,940,798 shares of Class A Common Stock outstanding as of July 31, 2026 and assumes the conversion of (i) 35,177,924 Paired Units into 35,177,924 shares of Class A Common Stock and the corresponding surrender and cancellation of 35,177,924 shares of Class B Common Stock and (ii) 3,077,542 Decoupled Units into 3,077,542 shares of Class A Common Stock.

Reporting Person: DMI Holdco, LLC

Numbers presented in rows 5 through 9 consist of (x) 454,849 Paired Units, which are convertible into shares of Class A Common Stock upon the corresponding surrender and cancellation of 454,849 shares of Class B Common Stock, and (y) 258,241 Decoupled Units, which are convertible into shares of Class A Common Stock.

The percentage presented in row 11 is calculated based on 137,940,798 shares of Class A Common Stock outstanding as of July 31, 2026 and assumes the conversion of (x) 454,849 Paired Units into 454,849 shares of Class A Common Stock and the corresponding surrender and cancellation of 454,849 shares of Class B Common Stock and (y) 258,241 Decoupled Units into 258,241 shares of Class A Common Stock.

Reporting Person: DM Trust Aggregator, LLC

Numbers presented in rows 5 through 9 consist of (x) 4,514,630 shares of Class A Common Stock, (y) 20,579,218 Paired Units, which are convertible into shares of Class A Common Stock upon the corresponding surrender and cancellation of 20,579,218 shares of Class B Common Stock, and (z) 2,091,542 Decoupled Units, which are convertible into shares of Class A Common Stock.

The percentage presented in row 11 is calculated based on 137,940,798 shares of Class A Common Stock outstanding as of July 31, 2026 and assumes the conversion of (x) 20,579,218 Paired Units into 20,579,218 shares of Class A Common Stock and the corresponding surrender and cancellation of 20,579,218 shares of Class B Common Stock and (y) 2,091,542 Decoupled Units into 2,091,542 shares of Class A Common Stock.

Reporting Person: DM Individual Aggregator, LLC

Numbers presented in rows 5 through 9 consist of (x) 2,410,800 shares of Class A Common Stock, (y) 14,143,857 Paired Units, which are convertible into shares of Class A Common Stock upon the corresponding surrender and cancellation of 14,143,857 shares of Class B Common Stock, and (z) 727,759 Decoupled Units, which are convertible into shares of Class A Common Stock.

The percentage presented in row 11 is calculated based on 137,940,798 shares of Class A Common Stock outstanding as of July 31, 2026 and assumes the conversion of (x) 14,143,857 Paired Units into 14,143,857 shares of Class A Common Stock and the corresponding surrender and cancellation of 14,143,857 shares of Class B Common Stock and (y) 727,759 Decoupled Units into 727,759 shares of Class A Common Stock.

Item 4
Pursuant to the Fifth Amended and Restated Limited Liability Company Agreement of Dutch Mafia, dated February 7, 2025 (the “Dutch Mafia Limited Liability Company Agreement”), at the option of the holder, Class A Common Units may be redeemed or exchanged for shares of Class A Common Stock on a one-for-one basis and are included in the amounts of Class A Common Stock beneficially owned, provided that in the case of Paired Units, an equal number of shares of Class B Common Stock shall be surrendered to and cancelled by the Issuer upon such redemption or exchange, in accordance with the terms and procedures set forth in the Dutch Mafia Limited Liability Company Agreement. Multiple members hold ownership interests in DMI Holdco, LLC, DM Individual Aggregator, LLC, and DM Trust Aggregator, LLC, including Mr. Boersma. Mr. Boersma disclaims beneficial ownership of the securities held by DMI Holdco, LLC, DM Individual Aggregator, LLC, and DM Trust Aggregator, LLC except to the extent of Mr. Boersma’s pecuniary interest in such securities.
Travis Boersma
 (a) Amount beneficially owned: 45,180,896
 (b) Percent of class: 25.6%
 (c) Number of shares as to which such person has:
 (i) Sole power to vote or to direct the vote: 45,180,896
 (ii) Shared power to vote or to direct the vote: 0
 (iii) Sole power to dispose or to direct the disposition of: 45,180,896
 (iv) Shared power to dispose or to direct the disposition of:  0
DMI Holdco, LLC
 (a) Amount beneficially owned: 713,090
 (b) Percent of class: 0.5%
 (c) Number of shares as to which such person has:
 (i) Sole power to vote or to direct the vote: 713,090

 (ii) Shared power to vote or to direct the vote: 0
 (iii) Sole power to dispose or to direct the disposition of: 713,090
 (iv) Shared power to dispose or to direct the disposition of:  0
DM Trust Aggregator, LLC
 (a) Amount beneficially owned: 27,185,390
 (b) Percent of class: 16.9%
 (c) Number of shares as to which such person has:
 (i) Sole power to vote or to direct the vote: 27,185,390
 (ii) Shared power to vote or to direct the vote: 0
 (iii) Sole power to dispose or to direct the disposition of: 27,185,390
 (iv) Shared power to dispose or to direct the disposition of:  0
DM Individual Aggregator, LLC
 (a) Amount beneficially owned: 17,282,416
 (b) Percent of class: 11.3%
 (c) Number of shares as to which such person has:
 (i) Sole power to vote or to direct the vote: 17,282,416
 (ii) Shared power to vote or to direct the vote: 0
 (iii) Sole power to dispose or to direct the disposition of: 17,282,416
 (iv) Shared power to dispose or to direct the disposition of:  0